Exhibit 99.1

Transocean Ltd. (NYSE: RIG) Fleet Update Summary

The information contained in this Monthly Fleet Update Summary (this “Fleet Update”) is as of the date of this Fleet Update only and is subject to change without notice to the recipient. Transocean Ltd. (the “Company”) assumes no duty to update any portion of the information contained herein. Only newly signed contracts, significant changes to existing contracts and changes to estimated out of service time of 60 days or more since the Fleet Status Report dated January 12, 2009 are included in this Fleet Update.

DISCLAIMER. NEITHER TRANSOCEAN LTD. NOR ITS AFFILIATES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) REGARDING THE INFORMATION CONTAINED IN THIS REPORT, WHICH INFORMATION IS PROVIDED “AS IS.” Neither Transocean Ltd. nor its affiliates will be liable to any recipient or anyone else for any inaccuracy, error or omission, regardless of cause, in the information set forth in this report or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

No Unauthorized Publication or Use. All information provided by Transocean Ltd. in this report is given for the exclusive use of the recipient and may not be published, redistributed or retransmitted without the prior written consent of Transocean Ltd.

Client Contract Duration, Timing and Dayrates and Risks Associated with Operations. The duration and timing (including both starting and ending dates) of the client contracts are estimates only, and client contracts are subject to cancellation, suspension and delays for a variety of reasons, including some beyond the control of Transocean Ltd. Also, the dayrates set forth in the report are estimates based upon the full contractual operating dayrate. However, the actual average dayrate earned over the course of any given contract will be lower and could be substantially lower. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond the control of Transocean Ltd. Our client contracts and operations are generally subject to a number of risks and uncertainties, and we urge you to review the description and explanation of such risks and uncertainties in our filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, shipyards or recharges.

Out of Service Days (Shipyards, Mobilizations, Etc.). Changes in estimated out of service time for 2009 are noted where changes in the time the Company anticipates that a rig will be out of service and not be available to earn an operating dayrate have changed by a period of 60 days or longer since the previously issued Monthly Fleet Update Summary or Comprehensive Fleet Status Report. The changes to estimated out of service time included in this Fleet Update are not firm and could change significantly based on a variety of factors. Any significant changes to our estimates of out of service time for 2009 will be reflected in subsequent Monthly Fleet Updates and Comprehensive Fleet Status Reports, as applicable. No estimates are made for 2010 and beyond.

Out of service time is denoted as “Mob/Contract Prep” and Shipyard or Project” out of service days. Mob/Contract Prep refers to periods during which the rig is being mobilized, demobilized and/or modifications or upgrades are being made as a result of contract requirements. Shipyard or Project refers to periods during which the rig is out of service as a result of other planned shipyards, surveys, repairs, regulatory inspections or other planned service or work on the rig. Similar Mob/Contract Prep and Shipyard or Project periods of durations under 14 days will occur but are not noted in the Update. In some instances such as certain mobilizations, demobilizations, upgrades and shipyards, we are paid compensation by our clients that is generally recognized over the life of the underlying contract, although such compensation is not typically significant in relation to the revenue generated by the dayrates we charge our clients.

Forward-Looking Statement. The statements made in the Fleet Update that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in the Fleet Update include, but are not limited to, statements involving the estimated duration of client contracts, contract dayrate amounts, future contract commencement dates and locations and planned shipyard projects and other out of service time. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, the Company’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, terrorism, political and other uncertainties inherent in non-U.S. operations (including the risk of war, civil disturbance, seizure or damage of equipment and exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in the Company’s most recently filed Form 10-K, in the Company’s Forms 10-Q for subsequent periods and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements, except as required by law.

Fleet Classification. Transocean Ltd. uses a rig classification for its semisubmersible rigs and drillships to reflect the company’s strategic focus on the ownership and operation of premium, high specification floating rigs. The rig classification “High Specification Floaters” is comprised of “Ultra-Deepwater” which refers to the latest generation of semisubmersible rigs and drillships possessing the latest technical drilling capabilities and the ability to operate in water depths equal to or greater than 7,500 feet, “Deepwater” which refers to semisubmersible rigs and drillships that possess the ability to drill in water depths equal to or greater than 4,500 feet, and “Harsh Environment” comprised of five of the company’s premium harsh environment rigs, the semisubmersibles Henry Goodrich, Transocean Leader, Paul B. Loyd, Jr., Transocean Arctic and Polar Pioneer. The category titled “Midwater Floaters” represents semisubmersible rigs and drillships that possess the ability to drill in water depths of up to 4,499 feet. The jackup fleet is subdivided into two categories; “High Specification” which consists of harsh environment and high performance jackups and “Standard”.

Updated: February 3, 2009 Revisions to Fleet Status Report Noted in Bold Dynamically positioned «	Transocean Ltd. (NYSE: RIG) Fleet Update Summary

Rig Type/Name	Floater Type		Yr. (1) Entered Service	Water Depth (Feet)	Drilling Depth (Feet)	Location	Client	Current Contract Start/Idle Date	Estimated Expiration / Out of Service (2)	Current Contract Dayrate (3) (Dollars)	Previous Contract Dayrate (3) (Dollars)
Midwater Floaters
Sedco 712 (4)	semi		1983	1,600	25,000				Warm Stacked
Standard Jackups
GSF Key Gibraltar			1976/1996	300	25,000				Warm Stacked
Trident IV			1980/1999	300	25,000				Warm Stacked

Fixed-Price Options
Others
Joides Resolution (5),(6)	ship	«	1978	27,000	30,000	Worldwide	TAMRF	Jan-14	Jan-24	64,500	64,500

Footnotes:

(1) Dates shown are the original service date and the date of the most recent upgrade, if any.

(2) Expiration dates represent the company’s current estimate of the earliest date the contract for each rig is likely to expire. Some rigs have two or more contracts in continuation, so the last line shows the estimated earliest availability. Many contracts permit the client to extend the contract. The out of service time represents those days in 2008 where the company anticipates that a rig will be out of service and not be available to earn an operating dayrate for a period of 14 days or longer. Please refer to the “Out of Service Days (Shipyards, Mobilizations, Etc.)” section of the Cover Page for a full description.

(3) Represents the full operating dayrate, although the average dayrate over the term of the contract will be lower and could be substantially lower. Does not reflect incentive programs which are typically based on the rig’s operating performance against a performance curve. Please refer to the “Client Contract Duration and Dayrates and Risks Associated with Operations” section of the Cover Page for a description of dayrates.

(4) On January 5, 2009, Oilexco demobilized the rig. The rig is currently warm stacked; however, the contract remains in full force and effect. On January 7, 2009, Oiexco announced that it had been placed into administration by Order of the Companies Court in London, with operations to continue to be conducted in a safe and orderly manner. Transocean will pursue all appropriate remedies as may become necessary.

(5) Reflects the current contracted dayrate which could change due to cost escalations.

(6) Operated under a management contract with the rig’s owner. The rig is currently engaged in scientific geological coring activities and is owned by an unconsolidated joint venture in which a subsidiary of the company has a 50 percent interest. The dayrate disclosed herein reflects 100 percent of the contracted rate. The company's 50 percent interest in the joint venture's earnings is included in other income in its consolidated statement of operations.